UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

Meru Networks, Inc.

(Exact name of registrant as specified in its charter)

001-34659

(Commission File Number)

Delaware	26-0049840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

894 Ross Drive, Sunnyvale, California 94089

(Address of principal executive offices, with zip code)

(408) 215-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2010, Meru Networks, Inc. (the “Company”) entered into a Lease agreement (the “Lease”) with Hines VAF No Cal Properties, L.P. (the “Lessor”) for continued occupancy of office space at 894 Ross Drive, Sunnyvale, California (the “Premises”). The Company intends to continue to use the Premises as its corporate headquarters. The size of the Premises is approximately 43,925 rentable square feet. The term of the Lease runs from April 1, 2011 through March 31, 2015. The aggregate minimum lease commitment under the Lease is approximately $1.825 million. The Company has provided the Lessor a $100,000 letter of credit to secure its obligations under the Lease. The Lessor has provided the Company with a tenant improvement allowance of up to $263,550.

The summary above is not intended to be complete and is qualified in its entirety by reference to the complete text of the Lease attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereof is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Bonus Plan for Senior Vice President of Worldwide Sales, Service and Support

On June 15, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Meru Networks, Inc. approved an Executive Officer Bonus Plan for Glenn Cross, the Company’s Senior Vice President of Worldwide Sales, Service and Support, or the Sales Bonus Plan, which became effective immediately upon approval. The Sales Bonus Plan offers Mr. Cross the opportunity to earn a cash bonus based on the achievement of specified annual performance targets for fiscal year 2010.

Mr. Cross has been assigned a targeted bonus value, set as a percentage of his base salary for fiscal year 2010. Mr. Cross may earn more or less than his targeted bonus value based on the extent to which specified performance goals are achieved. The total bonus amount available under the Sales Bonus Plan is capped at 200% of the target annual bonus amount.

The Sales Bonus Plan consists of four primary company-wide performance metrics: product shipments; gross margin; support revenue; and operating profit.

Product Shipment Bonus

The primary component of the Sales Bonus Plan, or 75% of the overall bonus award, is tied to the Company’s product shipments for fiscal 2010. This portion of the Sales Bonus Plan is referred to as the Product Shipment Bonus. In order for any of the Product Shipment Bonus to be paid, product shipments must meet at least 75% of the target. Mr. Cross will earn 100% of the Product Shipment Bonus only upon achieving at least 100% of the target. If the Company’s product shipments for fiscal 2010 exceed 106% of the target product shipment amount, an accelerator will be applied to calculate the total Product Shipment Bonus amount.

The amount of the Product Shipment Bonus is subject to reduction based on the Company’s gross margin performance (as described in more detail below).

Gross Margin

The amount of the Product Shipment Bonus will be reduced by 10% if the Company’s gross margin performance falls below a specified target gross margin.

Support Revenue Bonus

A portion of the Sales Bonus Plan, or 5% of the overall bonus award, is tied to the amount of support revenue for which the Company invoices during fiscal 2010. This portion of the Sales Bonus Plan is referred to as the Support Revenue Bonus. There is no payout of any portion of the Support Revenue Bonus if the achievement is less than 100% of the target, and no additional bonus amount will be paid if the support revenue exceeds the target.

Operating Profit Bonus

A portion of the Sales Bonus Plan, or 20% of the overall bonus award, is tied to the Company’s operating profit for fiscal year 2010. This portion of the Sales Bonus Plan is referred to as the Operating Profit Bonus. For the Operating Profit Bonus to be paid, the Company must meet a Minimum Profit Amount. If the Company achieves the Minimum Profit Amount, the amount of the Operating Profit Bonus will be calculated on a straight line basis starting at 1% upon achievement of the Minimum Profit Amount and up to 100% upon achievement of a Target Profit Amount. If the Company’s operating profit for fiscal year 2010 exceeds the Target Profit Amount, the Operating Profit Bonus will also increase on a straight line basis according to the percentage of achievement. For example, if 105% of the Target Profit Amount is met, then 105% of the Operating Profit Bonus will be paid to Mr. Cross. Under the Sales Bonus Plan, the Company’s operating profit will be measured on a non-GAAP basis, excluding stock-based compensation expense and warrant expense.

Additional Terms

In order to incent both quarterly and annual performance, Mr. Cross may receive quarterly progress payments on the Product Shipment Bonus. The Company will pay Mr. Cross a portion of the Product Shipment Bonus on a quarterly basis if at least 90% of the year-to-date product shipment target is met. As described above, this quarterly progress payment, if applicable, is subject to downward adjustment based on the Company’s year-to-date gross margin performance. The Company will pay all other bonus amounts that are earned under the Sales Bonus Plan on an annual basis.

The Company does not publicly disclose its product shipment, gross margin, support revenue and operating profit targets under the Sales Bonus Plan because such information is an integral part of the Company’s business plan, and as such is highly confidential commercial and business information. Disclosing these targets would provide competitors and other third parties with insights into the Company’s planning process and would therefore cause competitive harm. At the time the Committee set the targets in the Sales Bonus Plan, it believed the targets were challenging but achievable based on its review of the Company’s operating plan and its assessment of the Company’s industry and general economic environment.

The target and maximum bonuses for fiscal year 2010 under the Plan based on the current salary for Mr. Cross is as follows:

Name	Target Bonus Amount	Maximum Target Bonus Amount
Glenn Cross Senior Vice President, Worldwide Sales, Service and Support	$225,000	$450,000

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease dated as of June 11, 2010 between Meru Networks, Inc. and Hines VAF No Cal Properties, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: June 17, 2010	By:	/S/ BRETT WHITE
Brett White
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease dated as of June 11, 2010 between Meru Networks, Inc. and Hines VAF No Cal Properties, L.P.

5